Exhibit 99.1

China Biologic Acquires Full Ownership of Guizhou Taibang

BEIJING, China – October 26, 2016 – China Biologic Products, Inc. (NASDAQ: CBPO, “China Biologic” or the “Company”), a leading fully integrated plasma-based biopharmaceutical company in China, today announced that Guizhou Taibang Biological Products Co. Ltd. (“Guizhou Taibang”) completed the requisite legal and administrative procedures, through which two former minority shareholders, holding a combined 15.3% equity interest in Guizhou Taibang, withdrew their respective capital contributions in Guizhou Taibang for an aggregate consideration of RMB415.0 million (approximately US$62.1 million) pursuant to an agreement dated July 31, 2016, a summary of which was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2016. Guizhou Taibang paid the first installment of RMB90 million (approximately US$13.5 million) of the consideration to such former minority shareholders in August 2016 and will pay the balance of the consideration in accordance with the agreement. As a result of the capital withdrawal, Guizhou Taibang has become a wholly owned subsidiary of the Company.

Mr. David (Xiaoying) Gao, Chairman and Chief Executive Officer of China Biologic, commented, “We are pleased to announce the completion of the requisite procedures for capital withdrawal and acquire full equity ownership of Guizhou Taibang. Over the past several years, we have successfully focused on expanding production capacity and enhancing efficiency at Guizhou Taibang while also increasing our equity ownership from 54% to 100% after this capital withdrawal. We expect that our full ownership of the Guizhou facility will have positive impact on our 2016 earnings results through additional earnings accretion and, more importantly, will enable us to capture full benefits from future growth opportunity at our Guizhou facility.”

About China Biologic Products, Inc.

China Biologic Products, Inc. (NASDAQ: CBPO) is a leading fully integrated plasma-based biopharmaceutical company in China. The Company’s products are used as critical therapies during medical emergencies and for the prevention and treatment of life-threatening diseases and immune-deficiency related diseases. China Biologic is headquartered in Beijing and manufactures over 20 different dosage forms of plasma products through its majority owned subsidiary, Shandong Taibang Biological Products Co., Ltd., and its wholly owned subsidiary, Guizhou Taibang Biological Products Co., Ltd. The Company also has an equity investment in Xi’an Huitian Blood Products Co., Ltd. The Company sells its products to hospitals, distributors and other healthcare facilities in China. For additional information, please see the Company’s website www.chinabiologic.com.

Safe Harbor Statement

This news release may contain certain “forward-looking statements” relating to the business of China Biologic Products, Inc. and its subsidiaries. All statements, other than statements of historical fact included herein, are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believe,” “expect,” “are expected to,” or similar expressions, and involve known and unknown risks and uncertainties. Among other things, the Company’s implementation of long-term strategies, the positive impact on the Company’s earnings results driven by the acquisition of full ownership in Guizhou Taibang and quotations from management in this news release contain forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect.

Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including, without limitation potential delay or failure to complete construction of new collection facilities, potential inability to pass government inspection and certification process for new collection facilities, potential inability to achieve the designed collection capacities at the new collection facilities, potential inability to achieve the expected operating and financial performance, potential inability to find alternative sources of plasma, potential inability to increase production at permitted sites, potential inability to mitigate the financial consequences of a temporarily reduced raw plasma supply through cost cutting or other efficiencies, and potential additional regulatory restrictions on its operations and those additional risks and uncertainties discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact:

China Biologic Products, Inc.

Mr. Ming Yin

Senior Vice President

Phone: +86-10-6598-3099

Email: ir@chinabiologic.com

ICR Inc.

Mr. Bill Zima

Phone: +86-10-6583-7511 or +1-646-405-5191

E-mail: bill.zima@icrinc.com